Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements: (i) Form S-8 (No. 333-118339) pertaining to the Bakers Footwear Group, Inc. 2003 Stock Option Plan for the registration of 868,992 shares of Bakers Footwear Group, Inc.’s common stock; (ii) Form S-8 (No. 333-128533) pertaining to the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan for the registration of 250,000 shares of Bakers Footwear Group, Inc.’s common stock; (iii) Form S-8 (No. 333-141469) pertaining to the Bakers Footwear Group, Inc. 2003 Stock Option Plan for the registration of 500,000 shares of Bakers Footwear Group, Inc.’s common stock; (iv) Post-effective Amendment No. 5 on Form S-3 to Registration Statement on Form S-1 (No. 333-112386) pertaining to the registration of 653,331 shares of Bakers Footwear Group, Inc.’s common stock; (v) Amendment No. 1 on Form S-3 (No. 333-124672) pertaining to the registration of 1,591,000 shares of Bakers Footwear Group, Inc.’s common stock; and (vi) Form S-3 (No. 333-150817) pertaining to the registration of 400,000 shares of Bakers Footwear Group, Inc.’s common stock of our report dated April 30, 2010, with respect to the financial statements of Bakers Footwear Group, Inc. included in the Annual Report (Form 10-K) for the year ended January 30, 2010.
/s/ Ernst & Young LLP
St. Louis, Missouri
April 30, 2010